UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Staffing 360 Solutions, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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641 Lexington Avenue

27th Floor

New York, NY 10022

Dear Stockholder:

You are invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Staffing 360 Solutions, Inc. (the “Company”), which will be held at the offices of Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, NY 10112 on June 11, 2019 at 10:00 a.m., local time.

Enclosed are the notice of annual meeting of stockholders and proxy statement, which describe the business that will be acted upon at the Annual Meeting, as well as our 2018 Annual Report, which includes our audited financial statements. For your convenience, we are taking advantage of the U.S. Securities and Exchange Commission’s “Notice and Access” rules that generally permit us to distribute our proxy materials over the Internet. We believe this approach allows us to provide stockholders with a timely and convenient way to receive proxy materials and vote, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. On or about May 2, 2019, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that contains instructions on how to access the proxy materials, vote and obtain, if desired, a paper copy of the proxy materials. Copies of the Notice of Internet Availability, our proxy statement and the 2018 Annual Report are also available at www.proxyvote.com.

Your vote is very important. Even if you plan to attend the Annual Meeting in person, please follow the instructions provided to you and vote your shares today. This will not prevent you from voting your shares in person if you are able to attend the Annual Meeting.

If you plan to attend the Annual Meeting in person, please note that you will need to present a photo identification card and your name will need to have been shared with building security. Accordingly, in order to facilitate your attendance at the meeting, we strongly encourage you to advise Giselle Trent by email at giselle.trent@staffing360solutions.com or phone at 646-507-5710 if you plan to attend the meeting prior to 5:00 p.m., New York time, on June 10, 2019, so that we can timely provide your name to building security. In the event that you do not advise us ahead of time that you will be attending the meeting, we encourage you to arrive at the meeting no later than 9:30 a.m., New York time, in order to ensure that you are able to pass through security prior to the start of the meeting.

Thank you for your ongoing support.  We hope to see you at the Annual Meeting.

Sincerely,

/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Meeting Date: June 11, 2019

To the Stockholders of Staffing 360 Solutions, Inc.:

Notice is hereby given that the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of Staffing 360 Solutions, Inc., will be held at the offices of Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, NY 10112 on June 11, 2019 at 10:00 a.m. local time for the following purposes:

(1)

to elect two Class I directors to serve until the 2021 Annual Meeting of Stockholders and one non-classified director to serve until the 2020 Annual Meeting of Stockholders, or in each case, until their respective successors have been duly elected and qualified;

(2)	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2019 fiscal year;

(3)	to approve, on an advisory basis, the compensation of the Company’s named executive officers; and
(4)	to transact any other business properly brought before the Annual Meeting or any postponement(s), adjournment(s) or recess(es) thereof.

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the Company’s Board of Directors has determined that each proposal listed above is in the best interests of the Company and its stockholders and has approved each proposal. The Board of Directors recommends that you vote “FOR” each director nominee and “FOR” proposals 2 and 3 at the Annual Meeting.

The Board has fixed the close of business on April 15, 2019 as the record date (the “Record Date”) for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or at any postponement(s), adjournment(s) or recess(es) thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the principal executive offices of the Company during regular business hours for the 10 calendar days prior to the Annual Meeting. The list will also be available during the Annual Meeting for inspection by stockholders.

We are furnishing our proxy materials to all of our stockholders over the Internet rather than in paper form. We believe that this delivery process reduces our environmental impact and lowers the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. We began mailing a Notice of Internet Availability of Proxy Materials that contains instructions on how to access the proxy materials, vote and obtain, if desired, a paper copy of the proxy materials on or about May 2, 2019.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your shares are registered in your name, even if you plan to attend the Annual Meeting or any postponement, adjournment or recess of the Annual Meeting in person, we request that you vote by telephone, over the Internet, or if you requested to receive printed proxy materials, complete, sign and mail your proxy card to ensure that your shares will be represented at the Annual Meeting.

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If your shares are held in the name of a broker, trust, bank or other nominee, and you receive notice of the Annual Meeting through your broker or through another intermediary, please vote or complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

By order of our Board

/s/ Brendan Flood
Brendan Flood
Chairman and Chief Executive Officer

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TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	2

GOVERNANCE OF THE COMPANY	7
Executive Officers and Directors	7
Board Meetings; Annual Meeting Attendance	9
Independence Of Directors	9
Board Committees	9
Policies with Regard to Stockholder Recommendations	11
Board Leadership Structure and Risk Oversight	12
Director Qualifications and Diversity	13
Director Resignation Policy	13
Involvement in Certain Legal Proceedings	14
Family Relationships	14
Code of Ethical Conduct	14
Conflicts of Interest	14
Communications with the Board of Directors	15
Section 16(a) Beneficial Ownership Reporting Compliance	15
Related Party Transactions	15

EXECUTIVE AND DIRECTOR COMPENSATION	19
Overview	19
Compensation of Executive Officers	19
Summary Compensation Table	19
Employment Agreements	20
Outstanding Equity Awards at December 29, 2018	22
Compensation of Directors	24
Securities Authorized for Issuance under Equity Compensation Plans	25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28

PROPOSAL 1 — DIRECTOR ELECTION PROPOSAL	29
Overview	29
Nominee Information and Qualifications	29
Vote Required and Recommendation	29

PROPOSAL 2 — AUDITOR RATIFICATION PROPOSAL	30
Overview	30
Principal Accounting Fees and Services	31
Pre-Approval Policies and Procedure for Audit Services	31
Vote Required and Recommendation	31

REPORT OF THE AUDIT COMMITTEE	32

PROPOSAL 3 — SAY ON PAY PROPOSAL	33
Vote Required and Recommendation	33

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS	34
OTHER MATTERS	34

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PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 11, 2019

This proxy statement is furnished to you by the Board of Directors (the “Board”) of Staffing 360 Solutions, Inc. in connection with the solicitation of proxies for use at our 2019 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, NY 10112 on June 11, 2019 at 10:00 a.m., local time, and at any postponement(s), adjournment(s) or recess(es) thereof.

We have elected to make this proxy statement, the proxy card and our 2018 Annual Report available to stockholders electronically via the Internet at www.proxyvote.com. We began mailing a Notice of Internet Availability of Proxy Materials that contains instructions on how to access the proxy materials, vote and obtain, if desired, a paper copy of the proxy materials on or about May 2, 2019.

Unless the context otherwise requires, in this proxy statement, we use the terms “Staffing,” “we,” “our,” “us” and the “Company” to refer to Staffing 360 Solutions, Inc. and its subsidiaries on a consolidated basis, and we use the terms “stockholder(s)” and “holder(s) of record” to refer to holders of shares of our common stock.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON JUNE 11, 2019:

Our Proxy Statement and 2018 Annual Report are available at:

www.proxyvote.com

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What am I voting on?

At this year’s Annual Meeting, you will be asked to:

(1)

elect two Class I directors to serve until the 2021 Annual Meeting of Stockholders and one non-classified director to serve until the 2020 Annual Meeting of Stockholders, or in each case, until their respective successors have been duly elected and qualified (the “Director Election Proposal”);

(2)	ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the 2019 fiscal year (the “Auditor Ratification Proposal”);

(3)	approve, on an advisory basis, the compensation of the Company’s named executive officers (the “Say on Pay Proposal”); and

(4)	transact any other business properly brought before the Annual Meeting or any postponement(s), adjournment(s) or recess(es) thereof.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business for a vote at the Annual Meeting other than the matters set forth above and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Holders of record of our common stock at the close of business on April 15, 2019 (the “Record Date”) may vote at the Annual Meeting.  Pursuant to the rights of our stockholders contained in our organizational documents, each share of our common stock is entitled to one vote on all matters to be considered at the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the principal executive offices of the Company during regular business hours for the 10 calendar days prior to the Annual Meeting, and such list will also be available for inspection during the Annual Meeting. As of the Record Date, we had 8,239,948 shares of common stock outstanding.

None of our outstanding shares of preferred stock, including our Series A Preferred Stock (the “Series A Preferred Stock”), Series E Convertible Preferred Stock (the “Series E Preferred Stock”) and Series E-1 Convertible Preferred Stock (the “Series E-1 Preferred Stock”), have voting rights with respect to any of the matters to be considered at the Annual Meeting. As of the Record Date, we had 1,663,008, 13,000 and 270 shares of Series A Preferred Stock, Series E Preferred Stock and Series E-1 Preferred Stock outstanding, respectively.

Unless the context otherwise requires, in this proxy statement, we use the terms “stockholder(s)” and “holder(s) of record” to refer to holders of shares of our common stock.

What is the difference between a stockholder of record and a “street name” holder?

If your shares of common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares of our common stock.

If your shares of common stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares of common stock, and your shares of common stock are held in “street name.” Your broker, bank or nominee is considered, with respect to those shares of common stock, the stockholder of record. As the beneficial owner, you have the right to direct your nominee regarding how to vote your shares.

How do I vote my shares if I am a stockholder of record?

If you are a stockholder of record, you may vote over the Internet, by telephone, by mail or in person at the Annual Meeting.  Please be aware that if you vote by telephone or over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

•

Vote by Internet.    You can vote via the Internet at www.proxyvote.com. You will need to use the control number appearing on your Notice of Internet Availability to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 10, 2019.  Internet voting is available 24 hours a day.  If you vote via the Internet, you do not need to vote by telephone or return a proxy card.

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Vote by Telephone.    You can vote by telephone by calling the toll-free telephone number 1-800-690-6903. You will need to use the control number appearing on your Notice of Internet Availability to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 p.m. Eastern Time on June 10, 2019. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to vote over the Internet or return a proxy card.

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Vote by Mail.    If you received a printed proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided to Staffing 360 Solutions, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  Please promptly mail your proxy card or voting instruction card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

•

Vote in Person at the Meeting.  To vote in person, you must attend the Annual Meeting and submit a ballot which will be provided to you at the Annual Meeting. You are entitled to attend the Annual Meeting in person only if you were a stockholder of the Company as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance to the Annual Meeting.

By completing and submitting the proxy card or by submitting your instructions via the Internet or by telephone, you will direct the designated persons (known as “proxies”) to vote your shares of common stock at the Annual Meeting in accordance with your instructions. The Board of Directors has appointed Brendan Flood or, in his absence, David Faiman, to serve as the proxies for the Annual Meeting. Submitting a proxy will not affect your right to attend the Annual Meeting and vote in person.

How do I vote my shares if I hold my shares in “street name”?

If you hold your shares in “street name,” your broker, bank or other nominee should provide you with a request for voting instructions along with the proxy materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you sign but do not fully complete the voting instruction card, then your nominee may be unable to vote your shares with respect to the proposals for which you provide no voting instructions. Alternatively, if you hold your shares in “street name” and want to vote your shares in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you plan to attend the Annual Meeting and you fail to bring a nominee-issued proxy with you, you will not be able to vote your “street name” shares in person at the Annual Meeting.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and also hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all of your shares are voted.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy materials?

We have elected to utilize the Securities and Exchange Commission’s Notice and Access model (“Notice and Access”) for the delivery of proxy materials, which allows us to deliver proxy materials over the Internet as the primary means of furnishing proxy materials. We believe the Notice and Access model provides stockholders with a convenient method to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about May 2, 2019, we began mailing to stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials on the Internet and how to vote online. The Notice of Internet Availability is not a proxy card and cannot be used to vote your shares. If you received a Notice of Internet Availability this year, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the Notice of Internet Availability.

How does the Board recommend that I vote my shares?

The full recommendations of our Board are set forth together with the description of each proposal elsewhere in this proxy statement.  In summary, the Board recommends a vote:

•	“FOR” the election of the of directors named in the Director Election Proposal;

•	“FOR” the Auditor Ratification Proposal; and

•	“FOR” the Say on Pay Proposal.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

How will my proxy vote my shares if I do not provide specific voting instructions?

If you are a record holder who returns a signed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you did not provide any voting instructions, and such shares will be voted in the following manner:

•	“FOR” the election of the of directors named in the Director Election Proposal;

•	“FOR” the Auditor Ratification Proposal; and

•	“FOR” the Say on Pay Proposal.

We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so.  Your proxies are authorized to vote on your behalf, however, using their best judgment, on any other business that properly comes before the Annual Meeting.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your broker, bank or other nominee will be unable to vote your shares on all of the proposals other than the Auditor Ratification Proposal. See “What is a broker non-vote?”

How do I change my vote?

If you are a stockholder of record, you may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•

notifying our Chief Financial Officer and Secretary, David Faiman, in writing at 641 Lexington Avenue, 27th Floor, New York, New York 10022, that you are revoking your proxy before the closing of the polls;

•

submitting a new proxy at a later date via the Internet, phone or by signing and delivering a new proxy card relating to the same shares and bearing a later date than the date of the previous proxy prior to the vote at the Annual Meeting, in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

•	attending and voting by ballot at the Annual Meeting.

If you are a “street name” holder, your broker, bank or other nominee should provide instructions explaining how you may change or revoke your voting instructions.  Attendance at the Annual Meeting alone will not revoke your proxy.

What constitutes a quorum?

The presence in person or by proxy of the holders of record of a majority of the shares of common stock entitled to vote at a meeting of stockholders constitutes a quorum for purposes of the Annual Meeting.  A quorum is necessary in order to conduct the Annual Meeting.  If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum.  Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. See “What is a broker non-vote?”

If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date.  If an adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Broker non-votes are included in the number of shares present at the Annual Meeting for purposes of determining a quorum. If you hold your shares in “street name” and you do not instruct your broker how to vote your shares, no votes will be cast on your behalf with respect to any proposal other than the Auditor Ratification Proposal.

Assuming a quorum is present at the Annual Meeting, what vote is required to approve each proposal and what are my voting choices with respect to each proposal?

•

Director Election Proposal.  The election of our director nominees requires the approval of a majority of the votes validly cast with respect to such nominee. Accordingly, for a nominee to be validly appointed to our Board, the number of shares voted “FOR” that director nominee must exceed the number of votes cast “AGAINST” such director nominee.

For the Director Election Proposal, you may choose to vote “FOR,” “AGAINST” or “ABSTAIN” separately for each nominee.

•

Auditor Ratification Proposal. The ratification of BDO USA, LLP as the Company’s independent registered public accountant will require the vote of a majority of the shares represented in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

For the Auditor Ratification Proposal, you may choose to vote “FOR,” “AGAINST” or “ABSTAIN.”

•

Say on Pay Proposal. The approval of the Say on Pay Proposal, which is a nonbinding advisory vote, will require the vote of a majority of the shares represented in person or by proxy and entitled to vote on the proposal at the Annual Meeting.

For the Say on Pay Proposal, you may choose to vote “FOR,” “AGAINST” or “ABSTAIN.”

How are abstentions and broker non-votes treated for purposes of the Annual Meeting?

Abstentions are included in the determination of the number of shares of common stock present at the Annual Meeting for determining a quorum at the meeting. An abstention is not an “affirmative vote,” but an abstaining stockholder is considered “entitled to vote” at the Annual Meeting. Accordingly, an abstention will have the effect of a vote against the Auditor Ratification Proposal and the Say-on-Pay proposal. Abstentions will have no effect on the Director Election Proposal.

Broker non-votes will be included in the determination of the number of shares of common stock present at the Annual Meeting for determining a quorum at the meeting. Broker non-votes will have no effect on the Director Election Proposal or the Say-on-Pay Proposal. Broker non-votes are not applicable to the Auditor Ratification Proposal because your broker has discretionary authority to vote your shares of common stock with respect to such proposal.

Who counts the votes?

All votes will be tabulated by Janis Chin, the inspector of election appointed for the Annual Meeting. Votes for each proposal will be tabulated separately.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

Proxies are being solicited by the Board of Directors on behalf of the Company. In addition, we have engaged Morrow Sodali LLC, at an approximate cost of $7,500, to solicit proxies on behalf of our Board.  Our officers, directors, and employees may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. These officers and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries, in connection with shares of the common stock registered in their names, will be asked to forward solicitation material to the beneficial owners of shares of common stock. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials and collecting voting instructions.

Do I have any dissenters’ or appraisal rights or cumulative voting rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders have any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting. Our organizational documents prohibit cumulative voting in the election of directors.

Where can I find the voting results of the Annual Meeting?

The Company expects to publish the voting results of the Annual Meeting in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the date of the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this proxy statement. If you have any questions, or need additional material, please feel free to contact Giselle Trent, at 646-507-5710.

GOVERNANCE OF THE COMPANY

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the Delaware General Corporation Law and our organizational documents.  Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management, and by participating in meetings of the Board and its committees comprised of certain directors.

Executive Officers and Directors

Executive officers are elected annually by the Board to serve at the Board’s discretion until their successor is duly elected or qualified or until their earlier death, resignation or removal. For information regarding our directors’ terms of office, see “Proposal 1—Director Election Proposal.” The name, age and position of our executive officers and directors are set forth below:

Name and Address	Age	Positions
Brendan Flood	54	Chairman, Chief Executive Officer, President and Director
David Faiman	46	Chief Financial Officer, Executive Vice President and Treasurer
Alicia Barker	49	Chief Operating Officer and Director
Dimitri Villard	76	Director
Jeff Grout	66	Director
Nicholas Florio	55	Director

Brendan Flood, Chairman, Chief Executive Officer, President and Director. Mr. Flood has been the Chairman or Executive Chairman and a Director of the Company since January 7, 2014. He assumed the role of Chairman and Chief Executive Officer (“CEO”) on December 19, 2017 and has been in the staffing industry for 20 years. Mr. Flood joined the company upon the sale of his business, Initio International Holdings (“Initio”), on January 3, 2014, where he was the Chairman and CEO, to the Company. He acquired Initio as part of a management buy-out, which he led, in January 2010. Prior to Initio, Mr. Flood worked in several staffing companies including Hudson Global Resources Inc. which he brought to the Nasdaq National Market on April 1, 2003, as a spin-off from Monsterworldwide Inc. His experience while at Monsterworldwide included numerous M&A transactions, operational management in both London and New York, and various senior financial roles. Mr. Flood graduated from Dublin City University in Ireland with a Bachelor of Arts Degree in Accounting and Finance. Mr. Flood's strong financial background and years of experience at major staffing firms like Monsterworldwide and Hudson Global Resources qualifies him to be the Chairman and Chief Executive Officer and a director given the Company’s core business in the staffing industry. On December 22, 2017, in connection with the realignment of the Company into three operating segments: Professional Staffing (US), Professional Staffing (UK), and Commercial Staffing, the Company announced the departure of Matthew Briand, the Company’s former CEO, from the Company effective as of January 31, 2018, and the appointment by the independent members of the Board of Directors of the Company of Mr. Flood to serve as CEO and President of the Company. Mr. Flood will also continue his role as Chairman of the Board of Directors.

David Faiman, Chief Financial Officer, Executive Vice President and Treasurer. Mr. Faiman has served as the Chief Financial Officer of the Company since March 1, 2016 and was later appointed Treasurer and Executive Vice President. Mr. Faiman has over 20 years of finance and accounting experience at both private and public companies, bringing a high degree of knowledge and proficiency to his role as Chief Financial Officer. From 2013 to 2015, Mr. Faiman was Vice President of Financial Planning & Analysis as well as Chief Accounting Officer of Novitex Enterprise Solutions, Inc. (“Novitex”), a leading provider of solutions in the document outsourcing industry and which is owned by the private equity firm Apollo Global Management, LLC. Prior to Novitex, Mr. Faiman served in various senior financial roles, including acting Chief Financial Officer, during his almost 10-year tenure from 2004 to 2013 at Cengage Learning, Inc. (formerly Thomson Learning of Thomson Reuters). During this time, Mr. Faiman was part of the management team responsible for the coordination of a multi-billion private equity buyout of Cengage Learning by Apax Partners LLP, a private equity firm. Mr. Faiman began his career at PricewaterhouseCoopers LLP in its Assurance and Business Advisory practice. Mr. Faiman is a Certified Public Accountant and graduated summa cum laude with a Bachelor of Science in Business Administration from the University of Connecticut.

Alicia Barker, Chief Operating Officer, Executive Vice President and Director. The Company entered into an Employment Agreement with Alicia Barker that appointed her as the Company’s Chief Operating Officer effective July 1, 2018. Ms. Barker is also Executive Vice President a member of the Board. Ms. Barker is a dynamic, highly-regarded HR Executive and Certified Professional Coach. She brings 20 years of experience from a variety of fast-paced, competitive industries and holds her professional certification through SHRM. She has served in leadership roles for publicly traded companies, independently-owned boutiques and international advertising agencies. Ms. Barker has managed large teams and provided professional development and Executive Coaching to a wide variety of professionals. Ms. Barker’s last corporate role was as the lead HR Executive of Human Resources for Hudson North America, a professional staffing company. Ms. Barker reported to the President, and oversaw the HR Operations for 37 offices.  Ms. Barker was previously the owner of Act II, a privately-owned HR Consulting and Executive Coaching business. Ms. Barker is an active leader in her community where she raises her teenage daughter and son who happen to be twins. Ms. Barker’s extensive human resources expertise qualifies her to be a director of the Company.

Dimitri Villard, Director. Dimitri Villard has been a Director of the Company since July 2012. Mr. Villard was Chairman and CEO of Peer Media Technologies, Inc., a public company Internet technology business, from February 2009 to December 2012. Peer Media Technologies, Inc. changed its name from ARTISTdirect, Inc. in May 2010. Prior to that, Mr. Villard served as Interim CEO since March 6, 2008 and as a Director since January 2005 until 2012. Mr. Villard has also served as President and a Director of Pivotal BioSciences, Inc., a biotechnology company, from September 1998 to present. In addition, from January 1982 to present, he has served as President and Director of Byzantine Productions, Inc. Previously, Mr. Villard was a Director at the investment banking firm of SG Cowen and affiliated entities, a position he held from January 1997 to July 1999. From 2004 to 2008, Mr. Villard served as Chairman of the Board of Directors of Dax Solutions, Inc., an entertainment industry digital asset management venture, and from July 2012 until September 2013, was a member of the Board of Directors of The Grilled Cheese Truck Company, a public company. He is also a member of the Executive Committee of the Los Angeles chapter of the Tech Coast Angels, a private venture capital group. Mr. Villard received a Bachelor of Arts from Harvard University and a Master of Science degree from China International Medical University. He is the Chairman of the Company’s Nominating and Corporate Governance Committee and also serves on the Compensation and Human Resources Committee and on the Audit Committee. Mr. Villard's experience as an officer and/or director of several public companies, as well as an investment banker, qualifies him to be a director of the Company.

Jeff Grout, Director. Jeff Grout has been a Director of the Company since February 2014. He is a successful business speaker, consultant and coach. His clients include Amazon, Deloitte, LinkedIn, British Airways, Barclays, Ernst & Young, and Virgin. Listed in the '100 Best Business Speakers in Britain', Jeff Grout is in considerable demand as a motivational business speaker, conference chairman and interviewer. Formerly U.K. Managing Director of Robert Half International, a leading international recruitment consultancy, and Business Manager to Sir Clive Woodward, Head Coach of the England Rugby Team, Mr. Grout is now an independent business consultant specializing in leadership, people management, team building, peak performance, recruitment and retention issues. He has spoken at Henley Business School, Ashridge Management College, Cardiff Business School and the Danish Centre for Leadership. He holds several corporate advisory and executive coaching appointments and is also a successful business author. Jeff has written books on leadership, recruitment, career success, the psychology of peak performance and his police detective father's first murder case. His eighth book entitled “What You Need to Know about Leadership” was published in May 2011. Mr. Grout holds a Bachelor of Science (Economics) Degree from the London School of Economics and Political Science. Mr. Grout brings valuable operational experience within the staffing industry, having grown the U.K. business of Robert Half International from $1 million to $100 million in sales and from 12 to 365 employees. He also identified and integrated several acquisitions of staffing businesses in the U.K. and continental Europe. He is the Chairman of the Company’s Compensation and Human Resources Committee and serves on the Nominating and Corporate Governance Committee and on the Audit Committee. Mr. Grout's extensive staffing industry experience, including his role as former Managing Director of Robert Half International, qualifies him to be a director of the Company.

Nicholas Florio, Director. Nicholas Florio has been a Director of the Company since May 2014. Mr. Florio provides business consulting and financial advice to a variety of closely held private businesses. He is an audit and accounting partner for Citrin Cooperman & Company, LLP (“Citrin Cooperman”) based in the firm’s New York City office. Mr. Florio has been with Citrin Cooperman for over 23 years. With over 25 years of experience in the staffing and employment arena, Mr. Florio serves as the Practice Leader of the firm’s employment and staffing area. Mr. Florio's experience in this area includes providing advice on corporate structuring; design of stock incentive and deferred compensation plans; merger and acquisition due diligence and consulting; among general business and tax advice. He is also a current member of the Board of Directors of both the New York Staffing Association (“NYSA”) and New Jersey Staffing Association and has been the President of the Industry Partner Group of NYSA for over 15 years. Mr. Florio is also a long-standing member of Citrin Cooperman’s Executive Committee. A graduate of Pace University, Mr. Florio is a member of the New York State Society of Certified Public Accountants as well as the American Institute of CPAs. He is the Chairman of the Company’s Audit Committee and serves on the Nominating and Corporate Governance Committee and on the Compensation and Human Resources Committee. Mr. Florio's acute knowledge of financial and accounting matters, with an emphasis in the staffing industry through his role as audit and accounting partner for Citrin Cooperman, qualifies him to be a director of the Company.

Board Meetings; Annual Meeting Attendance

For the fiscal year ended December 29, 2018, the Board met 12 times. Each director attended at least 90% of the total number of meetings of the Board and each committee on which the director served, if any, during the period for which such person served as a director. Directors are encouraged, but are not required, to attend our Annual Meeting of Stockholders. All of our directors at the time of our 2018 Annual Meeting of Stockholders attended such meeting.

Independence of Directors

In determining the independence of our directors, the Board applied the definition of “independent director” provided under the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”).  After considering all relevant facts and circumstances, the Board has determined that each of Messrs. Villard, Florio and Grout are independent within the definition of independence under the Nasdaq rules. Our Board has determined that Mr. Flood and Ms. Barker are not independent directors. In making this determination, the Board considered (i) relationships and transactions involving directors or their affiliates or immediate family members that would be required to be disclosed as related party transactions and described under “Governance of the Company—Related Party Transactions” beginning on page 15 and (ii) other relationships and transactions involving directors or their affiliates or immediate family members that did not rise to the level of requiring such disclosure, of which there were none. If all of the director candidates nominated for election at the Annual Meeting are elected, our Board will consist of a majority of three independent directors out of a total of five directors on our Board.

Board Committees

Our Board currently has three standing committees: an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation and Human Resources Committee, each of which is described below. All standing committees operate under a charter that has been approved by the Board. Copies of the charters of the Audit Committee, Compensation and Human Resources Committee and the Nominating and Corporate Governance Committee can be found on our website at https://www.staffing360solutions.com/investors/links-1/corporate-governance.

Audit Committee. Our Audit Committee is composed of Messrs. Nicholas Florio (Chairman), Dimitri Villard and Jeff Grout. Our Board has determined that each member of our Audit Committee is an independent director under current Nasdaq rules and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each of the members of the Audit Committee is financially sophisticated and is able to read and understand our financial statements. Our Board has also determined that Mr. Florio qualifies as an Audit Committee ‘‘financial expert’’ as defined in Item 407(d)(5) of Regulation S-K and that he has accounting or related financial management expertise as required under the applicable Nasdaq rules.  The Audit Committee formally met eight times during the fiscal year ended December 29, 2018.

The purpose of the Audit Committee is to assist the Board in its oversight of: (1) the integrity of the Company’s financial reporting and systems of internal accounting control, (2) the independence, qualifications and performance of the Company’s independent registered public accounting firm, and (3) the Company’s compliance with legal and regulatory requirements. Our Audit Committee’s primary responsibilities and obligations are set forth in the Audit Committee Charter and include, among other things:

•	appointing, compensating, retaining and overseeing the work of the independent auditor;

•

pre-approving all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor and establishing policies and procedures for the engagement of the independent auditor to provide auditing and permitted non-audit services;

•

reviewing the annual audited financial statements, quarterly financial statements, quarterly earnings announcements and other public announcements regarding the Company’s results of operations with management and the independent auditor;

•	reviewing and approving all related party transactions;

•	reviewing major changes to the Company’s accounting and auditing principles and practices as suggested by management or the independent auditor;

•

meeting periodically with management to review the Company’s major financial and business risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies;

•

obtaining and reviewing, at least annually, a report by the independent auditor describing the independent auditor’s internal quality-control procedures, and any material issues raised by the most recent internal quality-control review, or peer review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues;

•	considering and evaluating, at least annually, the independence of the independent auditor;

•

receiving reports from the Company’s independent auditor and management regarding, and reviewing the adequacy and effectiveness of, the Company’s internal controls over financial reporting and disclosure controls and procedures; and

•

establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Compensation and Human Resources Committee. Our Compensation and Human Resources Committee is composed of Messrs. Jeff Grout (Chairman), Dimitri Villard and Nicholas Florio. Our Board has determined that each member of the Compensation and Human Resources Committee (i) meets the definition of “independence” under the rules and regulations of the SEC and Nasdaq and (ii) is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act. The Compensation and Human Resources Committee formally met twice during the fiscal year ended December 29, 2018.

Our Compensation and Human Resources Committee’s primary responsibilities and obligations are set forth in the Compensation and Human Resources Committee Charter and include, among other things:

•	reviewing and determining the compensation of our executive officers and the Company’s compensation philosophy;

•	administering the Company’s equity incentive and bonus plans;

•	reviewing and approving incentive compensation and equity plans;

•	reviewing and evaluating the performance of the executive officers of the Company; and

•	reviewing and approving the design of other benefit plans pertaining to executives and employees of the Company.

Pursuant to the Compensation and Human Resources Committee Charter, the Compensation and Human Resources Committee may delegate authority and assign responsibility with respect to its functions to such officers of the Company, or committees comprised of such persons, as it may deem appropriate from time to time, or to a subcommittee of the Compensation and Human Resources Committee.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is composed of Messrs. Dimitri Villard (Chairman), Nicholas Florio and Jeff Grout. Our Board has determined that each member of our Nominating and Corporate Governance Committee qualifies as an “independent” member of the Board as defined by the rules and regulations of the SEC and Nasdaq. The Nominating and Corporate Governance Committee formally met three times during the fiscal year ended December 29, 2018.

The Nominating and Corporate Governance Committee is charged with the responsibility of reviewing our corporate governance policies and proposing potential director nominees to the Board for consideration. Our Nominating and Corporate Governance Committee’s primary responsibilities and obligations are set forth in the Nominating and Corporate Governance Committee Charter and include, among other things:

•

recommending, based on criteria established by the Nominating and Corporate Governance Committee, to the Board candidates for election or reelection to the Board at each annual meeting of stockholders of the Company or any other meeting of Company stockholders where the election of a class of directors is to be considered;

•	recommending to the Board candidates for election by the Board to fill vacancies occurring on the Board;

•	considering stockholders’ nominees in accordance with applicable rules and regulations and developing procedures regarding the stockholder nomination process;

•	evaluating and making recommendations to the Board concerning the structure, composition and functioning of the Board and all Board committees;

•

developing and recommending to the Board from time to time corporate governance guidelines applicable to the Company and administering the Company’s existing governance policies, including its Code of Ethics; and

•	reviewing any issues relating to conflicts of interests.

The Nominating and Corporate Governance Committee will consider director nominees recommended by security holders. To recommend a nominee please write to the Nominating and Corporate Governance Committee c/o the Company’s Secretary, Staffing 360 Solutions, Inc., 641 Lexington Avenue, 27th Floor, New York, New York 10022. Such nomination must satisfy the notice, information and consent requirements set forth in our bylaws and must be received by us prior to the date set forth under “Submission of Future Stockholder Proposals” included herein. A stockholder’s recommendation must be accompanied by the information with respect to stockholder nominees that is specified in our bylaws, including among other things, all of the information that would ordinarily be required to be disclosed in a proxy statement related to such nominee. Stockholder recommendations received in accordance with the advance notice provision in our bylaws will be considered and evaluated by the Nominating and Corporate Governance Committee in the same manner as candidates recommended from other sources.

Policies with Regard to Stockholder Recommendations

The policy of our Nominating and Corporate Governance Committee is to consider properly submitted recommendations for candidates to the Board from stockholders. Any stockholder recommendations for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name, biographical information, information regarding any relationships between the candidate and the Company within the last three years, a description of all arrangements between the candidate and the recommending stockholder and any other person pursuant to which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Nominating and Corporate Governance Committee may reasonably request. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise. Stockholder recommendations to the Board should be sent to:

Staffing 360 Solutions, Inc.

641 Lexington Avenue

27th Floor

New York, NY 10022

Attention: Secretary

In addition, our bylaws permit stockholders to nominate directors for consideration at an Annual Meeting of Stockholders. Such nomination must satisfy the notice, information and consent requirements set forth in our bylaws and must be received by us prior to the date set forth under “Submission of Future Stockholder Proposals” included herein. The exclusive means by which a stockholder may nominate a director pursuant to our bylaws shall be by delivery of a notice to the Secretary setting forth: (a) the name, age, business address and the primary legal residence address of each nominee proposed in such notice, (b) the principal occupation or employment of such nominee, (c) the number of shares of capital stock of the Company which are owned directly or indirectly of record and directly or indirectly beneficially owned by the nominee and each of its affiliates (within the meaning of Rule 144), including any shares of the Company owned or controlled via derivatives, hedged positions and other economic and voting mechanisms, (d) any material agreements, understandings or relationships, including financial transactions and compensation, between the nominating stockholder and the proposed nominees and (e) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies in a contested election of such nominees. Such notice shall include a signed consent of each such nominee to serve as a director of the Company, if elected. In addition, any stockholder nominee, to be validly nominated, shall submit to the Secretary the questionnaire required pursuant our bylaws. A stockholder intending to nominate one or more candidates for election as directors must comply with the advance notice bylaw provisions specifically applicable to the nomination of candidates for election as directors for such nomination to be properly brought before the meeting.

Board Leadership Structure and Risk Oversight

Our Chairman of the Board (the “Chairman”), who also serves as our President and CEO, presides at all meetings of the Board.  The Chairman is appointed on an annual basis by majority vote of the directors, excluding the vote of the Chairman. We do not have a lead independent director. Our Board has determined that its current structure, with a combined Chairman and CEO role and a majority of independent directors is in the best interests of the Company and its stockholders at this time. A number of factors support the leadership structure chosen by the Board, including, among others:

•	our CEO has extensive knowledge of all aspects of the Company and its business and risks, its industry and its customers;

•	our CEO is intimately involved in the day-to-day operations of the Company and is best positioned to elevate the most critical business issues for consideration by the Board;

•	the Board believes having the CEO serve in both capacities allows him to more effectively execute the Company’s strategic initiatives and business plans and confront its challenges;

•	a combined Chairman and CEO structure provides the Company with decisive and effective leadership with clearer accountability to our stockholders and customers;

•

the combined role is both counterbalanced and enhanced by the effective oversight and independence of the majority of our Board and the independent leadership provided by our independent committee chairs; and

•

the Board believes that the use of regular committee sessions of the non-management directors, along with the Board’s strong committee system and oversight by a majority of independent directors, allow it to maintain effective oversight of management.

In our view, splitting the roles would potentially make our management and governance processes less effective through undesirable duplication of work and possibly lead to a blurring of clear lines of accountability and responsibility.

Enterprise risks are identified and prioritized by management and each prioritized risk is assigned to a Board committee or the full Board for oversight as follows:

•	Full Board – Risks and exposures associated with strategic, financial and execution risks and other current matters that may present material risk to our operations, plans, prospects or reputation.

•

Audit Committee – Risks and exposures associated with financial matters, particularly financial reporting, tax, accounting, disclosure, internal control over financial reporting, financial policies, investment guidelines and credit and liquidity matters.

•	Compensation and Human Resources Committee – Risks and exposures associated with leadership assessment and compensation programs and arrangements, including incentive plans.

•	Nominating and Corporate Governance Committee – Risks and exposures relating to corporate governance and management and director succession planning.

Director Qualifications and Diversity

Our Board and our Nominating and Corporate Governance Committee seek independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions.  In evaluating potential Board candidates, our Board and our Nominating and Corporate Governance Committee consider, among other things, the level of relevant experience, financial literacy, business acumen of the candidate and the candidate’s independence from the Company in light of the current makeup and independence of the Board. We aim to maintain a Board consisting of at least a majority of independent directors. Qualified candidates for director are those who, in the judgment of the Nominating and Corporate Governance Committee and the Board, have had significant decision-making responsibility, and have business, legal or academic experience, including experience in disciplines relevant to the Company's businesses, and who will represent the best interests of the stockholders as a whole rather than special interest constituencies. The Nominating and Corporate Governance Committee and the Board will also consider the nominee’s willingness and ability to devote adequate time to Board duties, all in the context of the needs of the Board at that point in time and with the objective of ensuring of experience and viewpoints of Board members.

In evaluating nominations to the Board, the Nominating and Corporate Governance Committee also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities.  The Nominating and Corporate Governance Committee took these specifications into account in formulating and re-nominating its present Board members.

The current director candidates were recommended by the Nominating and Corporate Governance Committee and nominated by the full Board.

Director Resignation Policy

Pursuant to our bylaws, we have adopted a director resignation policy which provides that our Board shall only nominate individuals for election or re-election to our Board if such individuals agree in advance to tender irrevocable resignations that become effective upon (i) the failure to receive the requisite vote for re-election at the next annual meeting of stockholders at which they face re-election and (ii) Board acceptance of such resignation. In the event that an incumbent director fails to receive the requisite vote for re-election to the Board, our Nominating and Corporate Governance Committee will make a recommendation to the Board as to whether to accept or reject such director’s resignation, and the applicable director will abstain from participating in any decision as to his or her resignation.

Involvement in Certain Legal Proceedings

There have been no material legal proceedings that would require disclosure under the federal securities laws that are material to an evaluation of the ability or integrity of our directors or executive officers, or in which any director, officer, nominee or principal stockholder, or any affiliate thereof, is a party adverse to us or has a material interest adverse to us.

Family Relationships

There are no family relationships among any of our executive officers or any of our directors.

Code of Ethical Conduct

We have adopted a code of ethics that applies to our executive officers, directors, employees and our subsidiaries.

We have posted our code of ethics on our website at https://www.staffing360solutions.com/investors/links-1/corporate-governance. In the event that we make any amendments to, or grant any waivers of, a provision of our code of ethics that applies to the principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefor in a Form 8-K or in our next periodic report.

Conflicts of Interest

Members of our executive management team are required by their respective employment agreements with the Company to devote substantially all of their business time to our affairs. However, our directors are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as directors of our Company. Although the directors are engaged in other business activities, we anticipate they will devote an important amount of time to our affairs.

Our directors are now and may in the future become shareholders, officers or directors of other companies, which may be formed for the purpose of engaging in business activities similar to ours. Accordingly, additional direct conflicts of interest may arise in the future with respect to such individuals acting on behalf of us or other entities.  Moreover, additional conflicts of interest may arise with respect to opportunities which come to the attention of such individuals in the performance of their Board duties or otherwise.  Currently, we do not have a right of first refusal pertaining to opportunities that come to the attention of our directors and may relate to our business operations. Our directors are, so long as they are our directors, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the companies that they are affiliated with on an equal basis.  A breach of this requirement would be a breach of the fiduciary duties of the director.  If we or the companies with which the directors are affiliated both desire to take advantage of an opportunity, then said directors would abstain from negotiating and voting upon the opportunity.  However, all directors may still individually take advantage of opportunities if we should decline to do so.

Our officers are, so long as they remain officers, subject to the restriction that all opportunities contemplated by our plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us exclusively during the term of their employment, and offered first to us on a right of first refusal basis for one year after any termination.  A breach of this requirement would be a breach of the fiduciary duties of the officer and a breach of his or her employment agreement.  Except as set forth above, we have not adopted any other conflict of interest policy with respect to such transactions.

Communications with the Board of Directors

Stockholders may communicate with the members of the Board, either individually or collectively, or with any independent directors as a group by writing to the Board (or a particular member or committee thereof) at 641 Lexington Avenue, 27th Floor, New York NY 10022.

These communications will be reviewed by the office of the Corporate Secretary who, depending on the subject matter, will (a) forward the communication to the director or directors to whom it is addressed or who is responsible for the topic matter, (b) attempt to address the inquiry directly (for example, where it is a request for publicly available information or a stock related matter that does not require the attention of a director), or (c) not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.  The Board has requested that certain items that are unrelated to its duties and responsibilities be excluded, such as spam, junk mail and mass mailings, resumes and other forms of job inquiries, surveys, and business solicitations or advertisements. At each meeting of the Board, the corporate Secretary presents a summary of communications received and will make those communications available to any director upon request.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the Forms 3, 4 and 5 and amendments thereto furnished to the Company during its most recent fiscal year, as of December 29, 2018, the Company believes that all historical and current Section 16(a) filings have been filed with the Securities Exchange Commission, except that the Company has determined that Brendan Flood and David Faiman each failed to file a single report related to the grant of performance units in 2017 pursuant to our 2016 LTIP. These performance units expired without vesting at the end of 2018.

Related Party Transactions

Review, Approval or Ratification of Transactions with Related Persons. Pursuant to our Audit Committee charter, our Audit Committee is responsible for reviewing and approving all related party transactions, including those required to be disclosed as a “related party transaction” under applicable federal securities laws.  The Audit Committee has not adopted any specific procedures for conducting reviews of potential conflicts of interest and considers each transaction in light of the specific facts and circumstances presented.  However, to the extent a potential related party transaction is presented to the Audit Committee, the Company expects that the Audit Committee would become fully informed regarding the potential transaction and the interests of the related party, and would have the opportunity to deliberate outside of the presence of the related party.  The Company expects that the Audit Committee would only approve a related party transaction that was in the best interests of, and fair to, the Company, and further would seek to ensure that any completed related party transaction was on terms no less favorable to the Company than could be obtained in a transaction with an unaffiliated third party.

Summary of Related Party Transactions. Described below are transactions occurring since January 1, 2017 and any currently proposed transactions to which we were a party and in which:

•	the amounts involved exceeded or will exceed the lesser of (i) $120,000 or (ii) 1% of the average of our total assets at December 29, 2018 and December 30, 2017; and

•	a director, executive officer, holder of more than 5% of our outstanding capital stock, or any member of such person’s immediate family had or will have a direct or indirect material interest,

excluding executive compensation arrangements described elsewhere herein.

The Briand Separation Agreement. In connection with the resignation of a former officer and director of the Company, Matthew Briand, the Company entered into an agreement (the “Briand Separation Agreement”) with Mr. Briand dated December 21, 2017, with an effective date (“Separation Date”) of January 31, 2018, pursuant to which Mr. Briand provided advisory services, as requested by the Company, through the Separation Date. Pursuant to the Briand Separation Agreement, the Company agreed to provide, among other things: (a) pay through January 31, 2018 in the same amount and manner in which Mr. Briand was paid immediately prior to the Briand Separation Agreement; (b) severance pay in the amount of $362,000 (as of January 31, 2018) for twelve (12) months, payable over three (3)

months in equal installments in accordance with the normal payroll policies of the Company, with the first installment being paid on the Company’s first regular pay date on or after January 31, 2018, which initial payment included all installment amounts that would have been paid during the first thirty (30) days following the Briand Separation Agreement had installments commenced immediately following the Separation Date; (c) performance bonuses for 2017 and 2018, in the amounts, if any, as determined by the Board based upon the criteria set forth for its executives, payable in cash at the time any such performance bonuses are ordinarily paid to the Company’s executives; (d) for a period of twelve (12) months following the Separation Date, all health insurance plan benefits to which Mr. Briand and his family were entitled prior to the Separation Date under any such benefit plans or arrangements maintained by the Company in which Mr. Briand and his family participated; (e) the immediate vesting of any unvested stock options and restricted securities granted to Mr. Briand; (f) reimbursement for life insurance benefits, payable in the calendar year 2018 in the same amount as Mr. Briand received as an active employee of the Company; (g) reimbursement of disability insurance premiums, payable in the calendar year 2018 in the same amount as Mr. Briand received as an active employee of the Company; and (h) an automobile allowance, payable in the calendar year 2018 in the same amount as Mr. Briand received as an active employee of the Company.

The Jackson Transactions.

Term Loan Note #1.  On January 26, 2017, the Company entered into a note and warrant purchase agreement with Jackson Investment Group, LLC (“Jackson”) for $7,400,000. Under the terms of this agreement, the Company issued to Jackson 330,000 shares of common stock and a warrant to purchase up to 630,000 shares of common stock at an initial exercise price of $6.75 per share (the “Warrant”). The note accrued interest on the principal amount at a rate of 6% per annum and had a maturity date of July 25, 2018. No interest or principal was payable until maturity. At any time during the term of the note, upon notice to Jackson, the Company could also, at its option, redeem all or some of the then outstanding principal amount of the note by paying to Jackson an amount not less than $100,000 of the outstanding principal (and in multiples of $100,000), plus any accrued but unpaid interest and liquidated damages and other amounts due under the note. The note’s principal was not convertible into shares of common stock; however, 50% of the accrued interest on the note could have been converted into shares of common stock, at the sole election of Jackson at maturity or upon prepayment by the Company, at a conversion price equal to $10.00 per share. On March 14, 2017, the Company and Jackson amended the Warrant to include a blocker preventing Jackson from owning more than 19.99% of the Company’s shares outstanding as of January 26, 2017, until such ownership was approved by the shareholders of the Company consistent with Nasdaq Rule 5635(b). On June 15, 2017, our stockholders approved the issuance of shares of the Company’s common stock under the Warrant to Jackson that may result in Jackson owning in excess of 19.99% of the Company’s outstanding shares. The Warrant is exercisable beginning on July 25, 2017 for a term of four and a half (4.5) years thereafter. The exercise price is subject to anti-dilution protection, including protection in circumstances where common stock is issued pursuant to the terms of certain existing convertible securities, provided that the exercise price shall not be adjusted below a price that is less than the consolidated closing bid price of the common stock. The Company has accounted for the Warrant as a liability under ASC 815-40 due to the anti-dilution protection provisions.

This note was fully repaid in connection with the issuance of the Jackson Note described below. The amount repaid consisted of $7,400,000 in principal and approximately $285,000 in interest.

Term Loan Note #2.  On April 5, 2017, the Company amended the note and warrant purchase agreement and entered into a second subordinated secured note for $1,650,000. Under the terms of this amended agreement, the Company issued to Jackson 59,397 shares of common stock, with an additional 74,184 shares of common stock that was issued after obtaining shareholder approval for issuance of shares to Jackson in excess of the 19.99% limit in June 2017. Also on April 5, 2017, the Company amended the Warrant to allow Jackson to purchase up to an additional 825,463 shares of common stock, modified the initial exercise price of the Warrant to $5.00 per share and modified the conversion price of accrued interest on the note issued to Jackson in January 2017 to $7.50. The Warrant was also amended to increase the amount of common stock issuable to Jackson pursuant to the anti-dilution clause contained therein. The second note accrued interest on the principal amount at a rate of 6% per annum and had a maturity date of June 8, 2019; subject to acceleration in certain circumstances. No interest or principal was payable on the second note until maturity. At any time during the term of the second note, upon notice to Jackson, the Company could have also, at its option, redeemed all or some of the then outstanding principal amount of the note by paying to Jackson an amount not less than $100,000 of the outstanding principal (and in multiples of $100,000), plus any accrued but unpaid interest and liquidated damages and other amounts due under the note. The second note’s principal was not convertible into shares of common stock; however, 50% of the accrued interest on the second note could have been converted into shares of common stock, at the sole election of Jackson at maturity or in the event of a prepayment by the Company, at a conversion price equal to $7.50 per share. The proceeds of this transaction were used to redeem the remaining shares and conversion rights of our formerly outstanding Series D Preferred Stock.

This note was fully repaid in connection with the issuance of the Jackson Note described below. The amount repaid consisted of $ 1,650,000 in principal and approximately $44,000 in interest.

Term Loan Note #3.  In August 2017, the Company entered into a promissory note for $1,600,000, with a term of 60 days at interest of 10% per annum and issued 32,000 shares of common stock. The proceeds of the note were used to fund the satisfaction of a judgment entered in the matter of Staffing 360 Solutions, Inc. v. Former Officers of Staffing 360 Solutions, Inc.

This note was fully repaid in connection with the issuance of the Jackson Note described below. The amount repaid consisted of $1,600,000 in principal and approximately $20,000 in interest.

Term Loan Note #4. On September 1, 2017, the Company entered into a promissory note for $515,000, with a term of 31 days at an interest of 12% per annum. The proceeds of the note were used to fund other debt obligations.

This note was fully repaid in connection with the issuance of the Jackson Note described below. The amount repaid consisted of $515,000 in principal and approximately $3,000 in interest.

The Jackson Note.  On September 15, 2017, the Company entered into a $40,000,000 secured note agreement with Jackson (the “Jackson Note”). The proceeds of the sale of the secured note were used to repay the existing subordinated notes previously issued to Jackson pursuant to the existing note purchase agreement in the aggregate principal amount of $11,165,000 and to fund a portion of the purchase price consideration of certain acquisitions and repay certain other outstanding indebtedness of the Company. The maturity date for the amounts due under the Jackson Note is September 15, 2020.  The Jackson Note will accrue interest at 12% per annum, due quarterly on January 1, April 1, July 1 and October 1 in each year, with the first such payment due on January 1, 2018. Interest on any overdue payment of principal or interest due under the Jackson Note will accrue at a rate per annum that is 5% in excess of the rate of interest otherwise payable thereunder. The Company paid a closing fee of $1,000,000 in connection with its entry into the amended and restated note purchase agreement in connection with the Jackson Note and agreed to issue 450,000 shares of the Company’s common stock as a closing commitment fee. These shares are subject to registration rights in favor of Jackson and were included in a new resale registration statement which was filed by the Company on November 1, 2017. The Jackson Note resulted in the extinguishment of the old notes in favor of Jackson in the amounts of $11,165,000 and recording of the new debt of $40,000,000 at fair value. Immediately prior to closing the Jackson Note, Jackson owned 526,697 shares of common stock and 905,508 warrants.

As of the end of fiscal 2018, approximately $35,740,000 in principal amount was outstanding under the Jackson Note, and during fiscal 2018 $13,000,000 of debt was converted into preferred equity under the Debt Exchange Agreement (as defined below) and approximately $5,055,000 in interest was paid on the Jackson Note.

Term Loan Note #4 Amendment. On August 27, 2018, Company entered into an amended agreement with Jackson, pursuant to which the note purchase agreement dated as of September 15, 2017 was amended to make a new senior debt investment of approximately $8,428,000 in the Company in exchange for a senior secured note in the principal amount of approximately $8,428,000. Terms of the additional investment are the same as the Jackson Note.

In connection with the additional investment, the Company entered into an amendment to the Warrant with Jackson.  The amendment amended the Warrant to reduce the exercise price of the Warrant from $5.00 per share to $3.50 per share.

Debt Exchange Agreement. On November 15, 2018, the Company, entered into a Debt Exchange Agreement (the “Debt Exchange Agreement”) with Jackson, pursuant to which, among other things, Jackson agreed to exchange $13,000,000 of indebtedness of the Company held by Jackson in exchange for 13,000 shares of a newly created class of preferred stock designated as the Series E Preferred Stock.

The Series E Preferred Stock ranks senior to the Company’s common stock and any other series or classes of preferred stock now or after issued or outstanding with respect to dividend rights and rights on liquidation, winding up and dissolution.  Each share of Series E Preferred Stock is initially convertible into 561.8 shares of common stock of the Company at any time after October 31, 2020 or the occurrence of a Preferred Default (as defined in the Certificate of Designation for the Series E Preferred Stock).  A holder of Series E Preferred Stock is not required to pay any additional consideration in exchange for conversion of such Series E Preferred Stock into the Company’s common stock.  Series E Preferred Stock is redeemable by the Company at any time at a price per share equal to the stated value ($1,000 per share) plus all accrued and unpaid dividends thereon.

The Series E Preferred Stock carries quarterly dividend rights of (a) cash dividends accruing (i) at an annual rate per share equal to 12% from the date of issuance and (ii) 17% after the occurrence of a Preferred Default, and (b) a dividend payable in shares of Series E-1 Convertible Preferred Stock equal to 5% per annum of the liquidation value of the outstanding Series E Preferred Stock.  The shares of Series E-1 Preferred Stock have all the same terms, preferences and characteristics as the Series E Preferred Stock (including, without limitation, the right to receive cash dividends), except (i) Series E-1 Convertible Preferred Stock are mandatorily redeemable by the Company within thirty (30) days after written demand received from any holder at any time after the earlier of the occurrence of a Preferred Default or November 15, 2020, for a cash payment equal to the Liquidation Value (as defined in the Certificate of Designation for the Series E Preferred Stock) plus any accrued and unpaid dividends thereon, (ii) each share of Series E-1 Preferred Stock is initially convertible into 602 shares of the Company’s common stock, and (iii) Series E‑1 Convertible Preferred Stock may be cancelled and extinguished by the Company if all shares of Series E Preferred Stock are redeemed by the Company on or prior to October 31, 2020.

In connection with the Debt Exchange Agreement, Jackson and the Company further amended the Warrant with Jackson to reduce the exercise price of the Warrant from $3.50 per share to $1.66 per share and extend the period within which the Warrant may be exercised from January 26, 2022 to January 26, 2024.

Limited Waiver. On November 12, 2018 pursuant to a letter agreement between the Company and Jackson, Jackson waived, on a one-time basis, the occurrence of a breach of financial covenant by the Company as of the fiscal quarter ended September 29, 2018, under that certain Amendment and Restated Note Purchase Agreement, dated as of September 15, 2017, as amended by that certain First Omnibus Amendment and Reaffirmation Agreement, dated as of August 27, 2018.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation Overview

The compensation program for our executive officers, as presented in the Summary Compensation Table below, is administered by our Board and our Compensation Committee. The intent of our compensation program is to align our executives’ interests with those of our stockholders, while providing reasonable and competitive compensation.

The purpose of this Executive Compensation discussion is to provide information about the material elements of compensation that we pay or award to, or that is earned by: (i) the individuals who served as our principal executive officer during fiscal 2018; (ii) our two most highly compensated executive officers, other than the individuals who served as our principal executive officer, who were serving as executive officers, as determined in accordance with the rules and regulations promulgated by the SEC, as of December 29, 2018, with compensation during fiscal year 2018 of $100,000 or more; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to clause (ii) but for the fact that such individuals were not serving as executive officers on December 29, 2018. We refer to these individuals as our “named executive officers.” For 2018, our named executive officers and the positions in which they served are:

•	Brendan Flood, our Chairman and Chief Executive Officer;

•	David Faiman, our Chief Financial Officer;

•	Alicia Barker, our Chief Operating Officer; and

•	Christopher Lutzo, our former General Counsel.

The named executive officers, including our Chief Executive Officer, do not participate in any part of the process of reviewing and setting their own compensation levels. The CEO acts in an advisory capacity in setting compensation for executives other than himself, and defers to the decisions of the Compensation and Human Resources Committee

For 2018, the compensation of our named executive officers consisted of salary, an annual cash bonus and equity awards.

All amounts presented in this section are in whole dollar amounts. All compensation amounts presented in British pounds have been translated using the foreign currency average exchange rates, unless otherwise indicated. All share numbers have been adjusted for the one-for-five reverse stock split that we completed effective January 3, 2018.

Compensation of Executive Officers

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (3) ($)	Total ($)
Brendan Flood (4)	Fiscal 2018	373,521	183,639	—	—	—	—	32,859	590,018
Chairman and Chief Executive Officer	Fiscal 2017	354,615	177,308	354,375	18,896	—	—	29,925	935,119
David Faiman	Fiscal 2018	321,596	133,863	—	—	—	—	11,420	466,878

Chief Financial Officer	Fiscal 2017	280,225	140,113	197,500	—	—	—	11,532	629,370
Alicia Barker (5)	Fiscal 2018	125,981	—	68,824	—	—	—	13,503	208,308
Chief Operating Officer	Fiscal 2017	—	—	—	—	—	—	—	—
Christopher Lutzo	Fiscal 2018	108,938	28,240	—	—	—	—	124,971	262,149
Former General Counsel	Fiscal 2017	196,130	82,500	74,500	—	—	—	5,047	358,177

(1) Represents the amount recognized for financial statement reporting purposes in accordance with ASC Topic 718. Stock awards vest in full on the third anniversary of the grant date. The valuation assumptions used in calculating the value of stock awards is set forth in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended on December 29, 2018 and filed with the SEC on March 25, 2019.

(2) Represents the amount recognized for financial statement reporting purposes in accordance with ASC Topic 718. The valuation assumptions used in calculating the value of option awards is set forth in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended on December 29, 2018 and filed with the SEC on March 25, 2019.

(3) Includes car allowance, 401(k) match, pensions, life insurance premiums and severance payments.

(4) Mr. Flood is paid in Pounds Sterling (£). His compensation in that currency is shown in the following table based on a blended exchange rate of $1.33=£1.

Name and Principal Position	Fiscal Year	Salary (£)	Bonus (£)	Stock Awards (1) (£)	Option Awards (2) (£)	Non-Equity Incentive Plan Compensation (£)	Nonqualified Deferred Compensation Earnings (£)	All Other Compensation (3) (£)	Total (£)

Brendan Flood	Fiscal 2018	280,843	138,074	—	—	—	—	24,706	443,623
Chairman and Chief Executive Officer	Fiscal 2017	266,628	133,314	266,447	14,208	—	—	22,500	703,097

(5) Includes $18,750 of director fees paid in cash prior to her becoming an employee, and $107,231 in regular salary upon becoming an employee, as well as shares of restricted common stock valued at $61,600 awarded to Ms. Barker upon acceptance of employment, and shares of restricted stock valued at $7,224 for service on our Board. For more information regarding the compensation Ms. Barker earned for services on our Board, see “Executive and Director Compensation—Director Compensation.”

Employment Agreements

The Flood Employment Agreement

On January 3, 2014, in connection with our acquisition of Initio International Holdings Limited (“Initio”), the Company entered into a services agreement (the “Flood Employment Agreement”) with Brendan Flood. Pursuant to the Flood Employment Agreement, Mr. Flood initially served as Executive Chairman of the Board. Mr. Flood was initially paid a salary of £192,000 per annum, less statutory deductions, plus other benefits including reimbursement for reasonable expenses, paid vacation and insurance coverage for his roles with both the Company and our U.K.

subsidiary. Under the agreement, Mr. Flood’s salary is required to be adjusted (but not decreased) annually in connection with the CPI Adjustment (as defined in the Flood Employment Agreement). Mr. Flood is also entitled to an annual bonus of up to 50% of his annual base salary based reaching certain financial milestones. Additionally, Mr. Flood was entitled to a gross profit appreciation participation, which entitled the participants to 10% of Initio’s “Excess Gross Profit,” which is defined as the increase in Initio gross profits in excess of 120% of the base year’s gross profit, up to $400,000. Mr. Flood’s participating level was 62.5%. On May 29, 2015, the Gross Profit Appreciation Bonus associated with this employment agreement was converted into Series A Preferred Stock.

The Flood Employment Agreement has a term of five years and will automatically renew thereafter unless 12 months’ written notice is provided by either party. This employment agreement includes customary non-compete/solicitation language for a period of 12 months after termination of employment, and in the event of a change in control, the Company may request that Mr. Flood continue employment with the new control entity. On January 1, 2017, the Company increased his salary by the CPI Adjustment and provided an additional bonus of up to 25% of his base salary based upon achieving a certain leverage ratio. In December 2017, upon the reorganization of the Company and departure of Mr. Briand, Mr. Flood’s title was changed to Chairman and he assumed the roles of Chief Executive Officer and President of the Company. On January 1, 2018 the Company increased his salary by the CPI Adjustment. All other terms of Mr. Flood’s employment agreement remained unchanged.

The Faiman Employment Agreement

On February 5, 2016, the Company entered into an employment agreement (the “Faiman Employment Agreement”) with David Faiman. Pursuant to the Faiman Employment Agreement, Mr. Faiman was appointed as Chief Financial Officer effective March 1, 2016 and was granted an initial base salary of $275,000 per annum. Mr. Faiman was later appointed Treasurer and Executive Vice President of the Company.

The Faiman Employment Agreement provides for severance payments of continued regular salary through the end of the year in the event of a termination by the Company not for cause or a resignation by the employee for good reason, which includes a change in title, duties, responsibilities or direct report superior. Mr. Faiman’s salary is required to be increased (but not decreased) annually in connection with the CPI Adjustment as defined in the Faiman Employment Agreement. In connection with his employment, Mr. Faiman also received a grant of 10,000 restricted shares of the Company’s common stock, which vest as follows: (i) 5,000 shares on the first anniversary of Mr. Faiman’s employment start date and (ii) 5,000 shares on the second anniversary of Mr. Faiman’s employment start date. Annual adjustments to salary, as well as bonus and additional equity awards may be granted at the discretion of the Board based on meeting personal and corporate objectives each year. Mr. Faiman’s annual bonus target is 50% of annual base salary. On January 1, 2017 the Company increased his salary by the CPI Adjustment and provided an additional bonus of up to 25% of his base salary based upon achieving a certain leverage ratio. On January 1, 2018 the Company increased his salary to an annualized salary of $320,000.

The Lutzo Employment Agreement

On January 27, 2017, the Company entered into an employment agreement (the “Lutzo Employment Agreement”) with Christopher Lutzo. Pursuant to the Lutzo Employment Agreement, Mr. Lutzo was appointed as General Counsel, effective February 13, 2017, and received a base salary of $220,000 per annum. Mr. Lutzo was later appointed Secretary and Executive Vice President of the Company. The Lutzo Employment Agreement provides for severance payments of continued regular salary through the end of the year in the event of a termination by the Company not for cause or a resignation by the employee for good reason, which includes a change in title, duties, responsibilities or direct report superior.

Under the terms of the Lutzo Employment Agreement, Mr. Lutzo’s salary was required to be increased (but not decreased) annually in connection with the CPI Adjustment (as defined in the Lutzo Employment Agreement). In connection with his employment, Mr. Lutzo received a grant of 10,000 restricted shares of the Company’s common stock, which vest as follows: (i) 5,000 shares on the first anniversary of Mr. Lutzo’s employment start date and (ii) 5,000 shares on the second anniversary of Mr. Lutzo’s employment start date. Annual adjustments to salary, as well as bonus and additional equity awards could also be granted at the discretion of the Board based on meeting personal and corporate objectives each year. His annual bonus target was 50% of annual base salary. On January 1, 2018 the Company increased his salary by the CPI Adjustment to an annualized salary of $223,960. Effective August 10, 2018,

Mr. Lutzo is no longer with the Company. As part of his severance, he received severance pay in an amount equal to his annual base salary for six months, the immediate vesting of all outstanding equity awards, and for a period of six months following his separation, a continuation of all health insurance plan benefits which he was entitled to receive prior to the separation date.

The Barker Employment Agreement

The Company entered into an employment agreement (the “Barker Employment Agreement”) with Alicia Barker that appointed her as the Company’s Chief Operating Officer effective July 1, 2018. Ms. Barker also serves as a member of our Board, but effective as of her appointment as our Chief Operating Officer, she no longer serves as a member of any Board committee and is not considered an independent director. Ms. Barker does not receive any compensation for her service as a member of the Board.

Under the terms of the Barker Employment Agreement, Ms. Barker currently receives an annual base salary of $250,000 and is entitled to receive an annual performance bonus of up to 50% of her base salary based on the achievement of certain performance metrics. Ms. Barker’s base salary is required to be reviewed by the Board on an annual basis and may be increased, but not decreased, in its sole discretion. The Barker Employment Agreement also entitles Mr. Barker to reimbursement of certain out-of-pocket expenses incurred in connection with her services to the Company and to participate in the benefit plans generally made available to other executives of the Company.

In the event Ms. Barker is terminated without cause or for good reason (as such terms are defined in the Barker Employment Agreement), she is entitled to receive (subject to certain requirements, including signing a general release of claims): (i) any earned but unpaid base salary and vacation time, as well as unreimbursed expenses, through her termination date; (ii) severance pay in an amount equal to 12 months’ base salary; and (iii) any earned but unpaid performance bonus. In the event Ms. Barker is terminated for cause or without good reason, she is only entitled to receive any earned but unpaid base salary and vacation time, as well as unreimbursed expenses, through her termination date.

The Barker Employment Agreement also contains customary confidentiality, non-solicitation and non-disparagement clauses.

Outstanding Equity Awards at December 29, 2018

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
	Option awards					Stock awards
Brendan Flood (1)	6,600	—	6,600	$100.00	01/07/2024	—	—	—	—
Brendan Flood (2)	3,000	—	3,000	50.00	03/01/2025	—	—	—	—
Brendan Flood (3)	9,600	—	9,600	6.75	02/28/2027	—	—	—	—

Brendan Flood (4)	—	—	—	—	—	139,561	209,341	—	—
Brendan Flood (5)	—	—	—	—	—	—	—	10,832	16,248
David Faiman (6)	—	—	—	—	—	62,000	93,000	—	—
David Faiman (5)	—	—	—	—	—	—	—	7,542	11,312
Alicia Barker (7)	—	—	—	—	—	40,000	60,000	—	—
Christopher Lutzo (8)	—	—	—	—	—	—	—	—	—

(1) These options are fully vested, were issued pursuant to the 2014 Equity Incentive Plan and are exercisable for a period of 10 years from the date of grant.

(2) These options are fully vested, were issued pursuant to the 2015 Equity Incentive Plan and are exercisable for a period of 10 years from the date of grant.

(3) These options are fully vested, were issued pursuant to the 2016 Equity Incentive Plan and are exercisable for a period of 10 years from the date of grant.

(4) Mr. Flood was issued an aggregate of 139,561 shares of restricted stock in 2016 and 2017 that remain unvested as of December 29, 2018. These restricted shares were granted in the following quantities on the following dates, and will vest in full on the third anniversary of the grant date:

Grant Date:Number of shares:

March 1, 201612,500

May 26, 201614,561

January 26, 201745,000

September 15, 201767,500

(5) Represents performance units granted under our 2016 Long-Term Incentive Plan. These units vest and convert into shares of our common stock on a 1-to-1 ratio based on the achievement of certain performance metrics related to the market capitalization of our common stock at the end of calendar year 2018. The number of units reported represents threshold achievement of the applicable performance metrics, which represents 25% of the units granted. The 2016 Long-Term Incentive Plan expired on December 31, 2018 and these performance units did not vest.

(6) On January 26, 2017, Mr. Faiman was awarded 27,000 shares of restricted stock, which will vest in full on the third anniversary of the date of grant. On September 15, 2017, Mr. Faiman was awarded 35,000 shares of restricted stock, which will vest in full on the third anniversary of the date of grant.

(7) Pursuant to the Barker Employment Agreement, Ms. Barker received a grant of 40,000 restricted shares of the Company’s common stock, which vest as follows: (i) 20,000 shares on July 1, 2019 and (ii) 20,000 shares on July 1, 2020.

(8) In connection with Mr. Lutzo’s separation from the Company, all of his outstanding equity awards fully vested effective August 10, 2018. Accordingly, Mr. Lutzo did not have any outstanding unvested equity awards at December 29, 2018.

Compensation of Directors

The following table provides compensation information for the year ended December 29, 2018 for each member of our Board during the fiscal year ended December 29, 2018, except for Brendan Flood, who does not receive any compensation for his service as a director and whose compensation is reported in “Executive and Director Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dimitri Villard (2)	75,000	12,152	—	—	—	—	87,152
Jeff Grout (3)	75,000	12,152	—	—	—	—	87,152
Nicholas Florio (4)	75,000	12,152	—	—	—	—	87,152
Alicia Barker (5)	125,981	68,824	—	—	—	—	194,805

(1) The Company accounts for stock-based instruments issued to employees in accordance with ASC Topic 718. The Company has issued these shares under its 2015 Omnibus Incentive Plan and 2016 Omnibus Incentive Plan, whereby these shares vest on the third anniversary of the date of grant. A nonemployee who sits on the Board and is compensated by the Company solely for the individual’s role as a director will be treated as an employee under ASC 718. The aggregate amount of unexercised stock options and unvested stock awards held by each director listed in the table above as of December 29, 2018 were as follows:

Name	Unvested Shares of Restricted Stock
Dimitri Villard	23,400
Jeff Grout	23,400
Nicholas Florio	23,350
Alicia Barker	44,200

(2) Dimitri Villard. In May 2014, Mr. Villard was named the Chairman of the Nominating and Corporate Governance Committee and was named as a member of the Audit Committee and of the Compensation Committee. As a member of our Board, Mr. Villard receives an annual payment of $75,000, effective April 1, 2017, payable in monthly installments of $6,250. In addition, for his services as a Board and committee member, Mr. Villard receives 1,400 shares of restricted common stock per quarter. During fiscal 2018, Mr. Villard received 5,600 restricted common shares valued at $12,152 for his services as a Board and committee member.

(3) Jeff Grout. In February 2014, Mr. Grout was named the Chairman of the Compensation Committee and was also named as a member of the Nominating and Corporate Governance Committee. In June 2015, Mr. Grout was also named as a member of the Audit Committee. As a member of our Board, Mr. Grout receives an annual payment of $75,000, effective April 1, 2017, payable in monthly installments of $6,250 (Mr. Grout is paid in Pounds Sterling; at a blended exchange rate of $1.33=£1, this compensation is £56,391 per year, or £4,699 per month). In addition, for his services as a Board and committee member, Mr. Grout receives 1,400 shares of restricted common stock per quarter. During fiscal 2018 Mr. Grout received 5,600 restricted common shares valued at $12,152 for his service as a Board and committee member.

(4) Nicholas Florio. In May 2014, Mr. Florio was named the Chairman of the Audit Committee and was also named as a member of the Nominating and Corporate Governance Committee and of the Compensation and Human Resources Committee. As a member of our Board, Mr. Florio receives an annual payment of $75,000, effective April 1, 2017, payable in monthly installments of $6,250. At the request of Mr. Florio, all cash payments, common stock issuances and stock option issuances have been made in the name of Citrin Cooperman & Company, LLP. In addition, for his services as a Board and committee member, Mr. Florio receives 1,400 shares of restricted common stock per quarter. During fiscal 2018, Mr. Florio received 5,600 restricted common shares valued at $12,152 for his services as a Board and committee member.

(5) Alicia Barker. On March 28, 2018, the Board appointed Alicia Barker to fill the Class II director vacancy created by the departure of Matt Briand in January 2018, and such appointment was effective April 1, 2018. Between April 1, 2018 and July 1, 2018, Ms. Barker joined the Board as an independent director and served on the Board’s Compensation Committee and Nominating and Corporate Governance Committee. Effective July 1, 2018, Ms. Barker was appointed as our Chief Operating Officer, after which Ms. Barker continued as a member of the Board, but not as an independent director or a member of any committee. As a non-independent director, Ms. Barker is not entitled to any additional compensation for services as a director. The compensation disclosed in this table includes $18,750 of director fees paid in cash prior to her acceptance of employment, and salary equal to $107,231 earned for her service as our Chief Operating Officer, as well as 40,000 shares of restricted common stock valued at $61,600 awarded to Ms. Barker for her service as our Chief Operating Officer, and 4200 shares of restricted common stock valued at $7,224 for her services as a Board member. For information concerning Ms. Barker’s compensation as our Chief Operating Officer, please see “Executive and Director Compensation—Summary Compensation Table.”

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 29, 2018 about the common stock that may be issued upon the exercise of outstanding options, warrants and rights under the Company’s equity compensation plans:

Plan Category	Number of securities to be issued upon exercising outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	65,700	$6.75	36,060
Equity compensation plans not approved by security holders (1)	62,760	$65.80	3,639

(1)	At December 29, 2018, the Company had two equity compensation plans not approved by security holders, which are more fully described below.

2014 Equity Incentive Plan

On January 28, 2014, our Board adopted the 2014 Equity Incentive Plan (the “2014 Plan”). Under the 2014 Plan, we may grant options to employees, directors, senior management of the Company and, under certain circumstances, consultants. The purpose of the 2014 Plan is to secure and retain the services of the group of persons eligible to receive option awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. A maximum of 50,000 shares of common stock has been reserved for issuance under the 2014 Plan. The 2014 Plan expires on January 28, 2024. As of December 29, 2018, the Company had issued 50,000 options and shares of common stock pursuant to the 2015 Plan and therefore there are no remaining shares eligible to be issued under the 2014 Plan.

The authority to administer the 2014 Plan currently resides with the Compensation Committee. They have the power to determine which persons eligible under the 2014 Plan will be granted option awards.

2015 Omnibus Incentive Plan

On September 23, 2015, our Board adopted the 2015 Omnibus Incentive Plan (the “2015 Plan”). Under the 2015 Plan, the Company may grant options to employees, directors, senior management of the company and, under certain circumstances, consultants. The purpose of the 2015 Plan is to retain the services of the group of persons eligible to receive option awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the company and its affiliates.

The 2015 Plan provides for an aggregate of 90,000 shares of common stock to be available for awards. The number of shares available for grant pursuant to awards under the 2015 Plan is referred to as the “Available Shares”. If an award is forfeited, canceled, or if any option terminates, expires or lapses without being exercised, the common stock subject to such award will again be made available for future grant. However, shares that are used to pay the exercise price of an option or that are withheld to satisfy the participant’s tax withholding obligation will not be available for re-grant under the 2015 Plan.

The 2015 Plan has a term of ten years and no further awards may be granted under the 2015 Plan after that date. At December 29, 2018, the Company had issued 71,914 in options and shares of common stock and had 18,086 unissued securities remaining under this plan.

2016 Omnibus Incentive Plan

On October 25, 2016, our Board adopted the 2016 Omnibus Incentive Plan (the “2016 Plan”) to, among other things, attract and retain the best available personnel, to provide additional incentive to employees, directors and consultants and to promote the success of the Company’s business. On January 26, 2017, our stockholders approved the 2016 Plan, pursuant to which 500,000 shares of the Company’s common stock were reserved for issuance under stock and stock option awards. On May 30, 2018, our stockholders approved an amendment to the 2016 Plan to increase the total number of shares reserved for issuance under the 2016 Plan to 1,250,000 shares of the Company’s common stock. To date, the Company has issued 571,062 shares and options to purchase shares of common stock pursuant to the 2016 Plan and therefore has 678,938 shares remaining under the 2016 Plan. The Compensation Committee administers the 2016 Plan.

2016 Long-Term Incentive Plan

In May 2016, the Board approved the 2016 Long-Term Incentive Plan (the “2016 LTIP”). The 2016 LTIP was approved by our stockholders on January 26, 2017.

The material features of the 2016 LTIP were:

•	the maximum number of shares of common stock to be issued under the 2016 LTIP was 260,000 shares;
•	the award of performance units was permitted; and
•	the term of the 2016 LTIP expired on December 31, 2018.

2019 Performance Unit Grants

In January 2019, the Company’s Board approved the grant of performance units to certain officers and employees (the “2019 Performance Grants”). The Board initially granted 405,000 units to adequately motivate the participants and drive performance for the period.

Units vest upon the following:

•	50% upon the employee being in good standing on December 31, 2020; and

•	50% upon the average share price of the Company’s common stock during the 90-day period leading up to December 31, 2020, based upon the following Vesting Rate table:

Average 2019 Price	Vesting Rate
<$8 per share	0
>$8 per share	Pro-rated
>=$12 per share	Full Vesting

This description of the 2019 Performance Grants is included for informational purposes only. The 2019 Performance Grants were issued subsequent to December 29, 2018 and are not included in the Outstanding Equity Awards tables herein. A fair valuation of the 2019 Performance Grants has not been completed; however, it is not expected to be material.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date for: (i) each of our directors; (ii) each of our named executive officers; (iii) all of our directors and executive officers as a group; and (iv) all persons, to our knowledge, that are the beneficial owners of more than 5% of the outstanding shares of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.

Except as indicated in footnotes to this table, we believe each person named in this table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name. Percentage ownership is based on 8,239,948 shares of common stock outstanding on the Record Date.

Name of Beneficial Owner	Address	Common Stock Beneficially Owned	Percent of Common Stock
Brendan Flood (1)	3 London Wall Buildings, London Wall, London, EC2M 5SY	324,712	3.9%
David Faiman	641 Lexington Avenue, Suite 2701 New York, NY 10022	72,000	0.9%
Dimitri Villard (2)	8721 Santa Monica Blvd, Suite 100 Los Angeles, CA 90069	32,200	0.4%
Jeff Grout	3 London Wall Buildings, London Wall, London, EC2M 5SY	34,134	0.4%
Nicholas Florio	Citrin Cooperman & Company LLP 529 Fifth Avenue New York, NY 10017	34,669	0.4%
Alicia Barker	641 Lexington Avenue, Suite 2701 New York, NY 10022	47,000	0.6%
Christopher Lutzo	641 Lexington Avenue, Suite 2701 New York, NY 10022	—	—
Directors and officers as a group		544,745	6.6%

Greater than 5% Holders:
Jackson Investment Group, LLC (3)	2655 Northwinds Parkway Alpharetta, GA 30009	9,791,430	6.5%

(1) Includes 27,024 shares of common stock issuable to Mr. Flood within 60 days of the Record Date pursuant to the conversion of Series A Preferred Stock. Mr. Flood owns 1,039,380 of the Series A Preferred Shares, which may convert into 1.3 shares of common stock per 50 shares of Series A Preferred Shares, or 27,024 shares of common stock.

(2) 1000 shares are held personally by Mr. Villard and 31,200 shares are held through Byzantine Productions, Inc.

(3) Includes 905,508 warrants with a strike price of $1.66, 13,000 Series E preferred shares convertible into 7,303,391 common stock shares, and 270 Series E-1 preferred shares convertible into 162,540 common shares, issuable to Jackson Investment Group, LLC within 60 days of the Record Date.

PROPOSAL 1 — DIRECTOR ELECTION PROPOSAL

Overview

Our Board is currently composed of five individuals divided into two classes, as nearly equal as possible, and one non-classified director, as follows:

•	Class I: Dimitri Villard and Nicholas Florio;

•	Class II: Jeff Grout and Alicia Barker; and

•	Non-Classified: Brendan Flood.

The term of office for directors in Class I expires at the Annual Meeting. The term of office for directors in Class II expires at the annual meeting of stockholders to be held in 2020. Non-classified directors are to be elected annually. Accordingly, each of our Class I and non-classified directors are up for election at the Annual Meeting.

In general, a director serves in office until his or her successor is duly elected and qualified unless the director resigns, dies or is unable to serve in the capacity of director due to disability or other cause. If a director resigns or is otherwise unable to serve before the end of his or her term, the Board may appoint a director to fill the remainder of that term, reduce the size of the Board, or leave the position vacant.

Nominee Information and Qualifications

After careful review and consideration, the Board has determined it is in the best interest of the Company to re-nominate each of Messrs. Villard and Florio as Class I directors and Mr. Flood as a non-classified director. Our Board has determined that all of our current directors, including the three nominees for election, possess personal and professional integrity, good judgment, a high level of ability and business acumen. In addition, our Board has determined that each of Messrs. Villard and Florio qualify as independent directors under applicable Nasdaq and SEC rules. No director nominee is being nominated pursuant to any arrangement or understanding between such nominee and any other person or persons.

The biographies and qualifications of each of our director nominees are set forth under “Governance of the Company — Executive Officers and Directors” herein. For additional information concerning the process of director nominations and the criteria for selection of director nominees, see “Governance of the Company — Director Qualifications and Diversity.”

Each of the director nominees has consented to be named in this proxy statement and agreed to serve as directors if elected by the stockholders. In the event that any nominee to the Board is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who may be designated by the Board to fill the vacancy. Alternatively, the Board may reduce the size of the Board or maintain such vacancy.

Vote Required and Recommendation

The election of our director nominees requires the approval of a majority of the votes validly cast with respect to such nominee. Accordingly, for a nominee to be validly appointed to our Board, the number of shares voted “FOR” that director nominee must exceed the number of votes cast “AGAINST” such director nominee. As a result, abstentions and broker non-votes will have no effect on the outcome of voting with respect to the election of any director.

Our Board recommends a vote “FOR” each of the nominees set forth in the Director Election Proposal.

PROPOSAL 2 – AUDITOR RATIFICATION PROPOSAL

Overview

The Audit Committee of the Board has selected BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the 2019 fiscal year, and the Board has directed that management submit the selection of independent registered public accountant for ratification by the stockholders at the Annual Meeting. A representative of BDO is expected to be present at the meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

Stockholder ratification of the appointment of BDO is not required by our bylaws or other applicable legal requirements. However, the Board is submitting the selection of BDO to the Company’s stockholders for ratification as a matter of good corporate practice. In the event that the selection of an independent registered public accounting firm is not ratified by the requisite vote of our stockholders, the appointment of the independent registered public accounting firm is expected to be reconsidered by the Audit Committee. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

On December 13, 2017, we ended our retention of RBSM LLP (“RBSM”) as the Company’s independent registered public accounting firm. The decision to change the Company’s independent registered public accounting firm was approved by the Audit Committee and ratified by the Board of Directors.

The audit reports of RBSM on the consolidated financial statements of the Company for the transition period ended December 31, 2016 and the full fiscal year ended May 31, 2016, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s transition period ended December 31, 2016 and the full fiscal year ended May 31, 2016, and during the subsequent interim period from January 1, 2017 through December 13, 2017, (i) there were no disagreements with RBSM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, if not resolved to RBSM’s satisfaction, would have caused RBSM to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

On December 16, 2017, the Audit Committee engaged BDO as the Company’s independent registered public accounting firm. During the Company’s transition period ended December 31, 2016 and the full fiscal year ended May 31, 2016, and during the subsequent interim period from January 1, 2017 through December 16, 2017, neither the Company nor anyone on its behalf consulted BDO regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as defined in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K, respectively.

Principal Accounting Fees and Services

The aggregate fees billed for our 2018 and 2017 fiscal years for professional services rendered by BDO and RBSM, respectively, are set forth below. The Company changed its auditor from RBSM to BDO on December 13, 2017.

(in thousands)	Fiscal 2018	Fiscal 2017
Audit Fees	$387	$250
Audit-Related Fees	—	—
Tax Fees	$33	—
All Other Fees	—	$56
Total	$419	$306

Audit Fees represents fees for professional services necessary to perform an annual audit of the financial statements, review of quarterly reports and other services required to be performed by our independent auditors.

Audit-Related Fees, if incurred, represents fees for services that are reasonably related to the performance of the audit or review of our financial statements including the support of business acquisition and divestiture activities, independent assessment of controls related to outsourcing services, audit and review of certain benefit-related programs.

Tax Fees represents fees for tax compliance, tax planning, and tax advice. Corporate tax services encompass a variety of permissible services, including technical tax advice related to United States and international tax matters, assistance with foreign income and withholding tax matters, assistance with sales tax, value added tax and equivalent tax related matters in local jurisdictions, preparation of reports to comply with local tax authority transfer pricing documentation requirements, and assistance with tax audits.

Other Fees represents fees for financial statement audits of acquired and targeted companies as well as review of registration statements.

Pre-Approval Policies and Procedure for Audit Services

Our Audit Committee has developed policies and procedures regarding the approval of all services that are to be rendered by our independent registered public accounting firm, as permitted under applicable laws, and the corresponding fees for such services. Consistent with these policies and procedures, all audit services and non-audit services and all fees associated with such services performed by our independent registered public accounting firm in fiscal years 2018 and 2017 were pre-approved by Audit Committee.

Vote Required and Recommendation

The approval of the Auditor Ratification Proposal requires the vote of a majority of the shares represented in person or by proxy and entitled to vote on the Auditor Ratification Proposal at the Annual Meeting. Abstentions will have the effect of a vote against the Auditor Ratification Proposal. Broker non-votes are not applicable to the Auditor Ratification Proposal because your broker has discretionary authority to vote your shares of common stock with respect to such proposal.

The Board recommends that stockholders vote “FOR” the Auditor Ratification Proposal.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

The Audit Committee of the Board has:

•	reviewed and discussed the Company’s audited financial statements for the year ended December 29, 2018 with management;

•

discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 1301, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board;

•

received the written disclosures and letters from the independent auditors required by the applicable requirements of the Public Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with BDO matters relating to its independence; and

•	reviewed and discussed the selection, application and disclosure of the critical accounting policies of the Company with the independent auditor.

In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the financial statements audited by BDO for the fiscal year ended December 29, 2018 be included in its Annual Report on Form 10-K for such fiscal year.

Audit Committee:

Nicholas Florio (Chairman)

Dimitri Villard

Jeff Grout

PROPOSAL 3 – SAY ON PAY PROPOSAL

Under Section 14A of the Exchange Act, our stockholders are allowed to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. The proposal, commonly known as a “say on pay” proposal, gives our stockholders the opportunity to express their views on the Company’s executive compensation. At our annual meeting of stockholders held in 2016, our stockholders voted to include an advisory vote to approve executive compensation in our proxy materials every three years. It is anticipated that the next advisory vote to approve executive compensation will be presented at our annual meeting of stockholders held in 2022 and that the next advisory vote to determine the frequency of future advisory votes on executive compensation will also be presented at our annual meeting of stockholders in 2022.

Because this is an advisory vote, this proposal is not binding upon the Company or our Board; however, the Compensation and Human Resources Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders in their vote on this proposal. To the extent there is any significant vote against the compensation of our named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Board will evaluate whether any actions are necessary to address these concerns.

We believe that the most effective compensation program is one that is designed to reward our executives for the achievement of our short-term and long-term strategic goals. When establishing total compensation for our named executive officers, our Compensation and Human Resources Committee has the following objectives:

•	align our executives’ interests with those of our stockholders; and

•	provide our executives with reasonable and competitive compensation.

We are asking our stockholders to indicate their support for our named executive officer compensation program as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including Executive Compensation, the compensation tables and the accompanying narrative discussion, is hereby APPROVED.”

Vote Required and Recommendation

The approval of the Say-on-Pay Proposal requires the vote of a majority of the shares represented in person or by proxy and entitled to vote on the Say on Pay Proposal at the Annual Meeting. Abstentions will have the effect of a vote against the Say on Pay Proposal, and broker non-votes will have no impact on the voting with respect to the Say on Pay Proposal.

The Board recommends that stockholders vote “FOR” the Say on Pay Proposal.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, a stockholder proposal submitted for inclusion in our proxy statement for the 2020 annual meeting must be received no later than January 3, 2020. However, pursuant to such rule, if the 2020 annual meeting is held on a date that is before May 12, 2020 or after July 11, 2020, then a stockholder proposal submitted for inclusion in our proxy statement for the 2020 annual meeting must be received by us a reasonable time before we begin to print and mail our proxy statement for the 2020 annual meeting. Stockholder proposals should be addressed to our corporate Secretary at 641 Lexington Avenue, 27th Floor, New York NY 10022.

Proposals submitted outside Rule 14a-8 of the Exchange Act must comply with our bylaws. To be timely in connection with our next annual meeting, a stockholder proposal concerning director nominations or other business must be received by the Company at its principal executive offices between February 12, 2020 and March 13, 2020; provided, however, if and only if the 2020 annual meeting is not scheduled to be held before May 12, 2020 or after August 20, 2020, such stockholder’s notice must be delivered not earlier than 120 days prior to the date of the 2020 annual meeting and not later than the later of (A) the tenth day following the date of the public announcement of the date of the 2020 annual meeting or (B) the date which is 90 days prior to the date of the 2020 annual meeting. Recommendations from stockholders which are received after the applicable deadline likely will not be considered timely for consideration by our Nominating and Corporate Governance Committee for next year’s annual meeting.

OTHER MATTERS

The Board does not intend to bring any other matters before the Annual Meeting and has no reason to believe any other matters will be presented.  If other matters properly do come before the Annual Meeting, however, it is the intention of the persons named as proxy agents in the enclosed proxy card to vote on such matters as recommended by the Board, or if no recommendation is given, in their own discretion.

Our financial statements for the fiscal year ended December 29, 2018, are included in our Annual Report on Form 10-K. This proxy statement and our annual report are posted on the Investor Relations section of our website at https://www.staffing360solutions.com/investors/links-1/financial-reports and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to the Secretary of Staffing 360 Solutions, Inc., 641 Lexington Avenue, 27th Floor, New York NY 10022.

STAFFING 360 SOLUTIONS, INC. 641 LEXINGTON AVENUE, 27th Floor NEW YORK, NY 10022   VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.         TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.    KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY       The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees  1A Dimitri Villard  1B Nicholas Florio 1C Brendan Flood The Board of Directors recommends you vote FOR proposals 2 and 3.  2 To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year.  3 To approve, on an advisory basis, the compensation of the Company’s named executive officers. NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.        Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.        Signature [PLEASE SIGN WITHIN BOX]   Date   Signature (Joint Owners)   Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com    STAFFING 360 SOLUTIONS, INC.  Annual Meeting of Shareholders June 11, 2019 10:00 AM This proxy is solicited by the Board of Directors  The undersigned hereby appoint(s) Brendan Flood or in his absence David Faiman, or either of them, with the power of substitution and resubstitution to vote any and all shares of capital stock of Staffing 360 Solutions, Inc. (the "Company") which the undersigned would be entitled to vote as fully as the undersigned could do if personally present at the Annual Meeting of the Company, to be held at the offices of Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, NY 10112 on June 11, 2019 at 10:00 a.m. local time, and at any adjournments, postponements or recesses thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the notice of any proxy statement for the Annual Meeting (receipt of which is hereby acknowledged):   THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES ON PROPOSAL NUMBER 1, AND FOR APPROVAL ON PROPOSALS 2 & 3.           Continued and to be signed on reverse side